Statement to Investor Certificateholders for Signet HELOC Trust 1995-A
   Home Equity Loan Asset Backed Certificates, Series 1995-A
   Pooling and Servicing Agreement dated December 06, 1995

   Distribution Date                                                                                 5/20/97
   Collection Period                                                                     04/01/97 - 04/30/97

   Balances and Factors

   Beginning Pool Balance                                                                     402,595,929.60
   Beginning Invested Amount                                                                  388,919,674.66
   Beginning Investor Certificate Principal Balance                                           383,631,952.66

   Ending Pool Balance                                                                        400,459,045.86
   Ending Invested Amount                                                                     384,649,650.82
   Ending Investor Certificate Principal Balance                                              379,361,928.82

   Pool Factor                                                                                     0.7891832

   Rates and Percentages
   Certificate Rate                                                                                    5.958%
   Floating Allocation Percentage                                                                      96.60%

   Collections
   Interest Collections (net of Servicing Fee)                                                  2,835,900.09
   Total Principal Collections                                                                 15,764,367.01
      Principal Collections(Net of TDA)                                                        15,764,367.01
      Transfer Deposit Amounts                                                                          0.00

   Servicer Advances                                                                                    0.00
   Policy Draw Amount                                                                                   0.00
   Deficiency Amount                                                                                    0.00

   Investor Certificate Distributions (per $1,000 certificate)
   ---------------------------------------------------------------------------------------------------------
   Total Investor Certificate Interest Distribution                                                3.8303180
   ---------------------------------------------------------------------------------------------------------
      Investor Certificate Interest                                                                3.8303180
      Carryover Amount                                                                             0.0000000
      Interest on Carryover Amount                                                                 0.0000000
      Overdue Investor Certificate Interest                                                        0.0000000
      Interest on Overdue Investor Certificate Interest                                            0.0000000

   ---------------------------------------------------------------------------------------------------------
   Total Investor Certificate Principal Distribution                                               8.8828917
   ---------------------------------------------------------------------------------------------------------
      Principal Distribution Amount                                                                8.7787266
      Investor Certificate Liquidation Loss Amount*                                                0.1041651

   ---------------------------------------------------------------------------------------------------------
   Total Investor Certificate Distribution                                                        12.7132097
   ---------------------------------------------------------------------------------------------------------

   Other Distributions
   Servicing Fee                                                                                  167,748.30
   Reimbursement of previous Servicer Advances                                                          0.00

   *to be paid to Investor Certificateholders
   Charge Offs, Losses, Delinquencies and REO
   Current Period Charge Off Amounts                                                                    0.00
   Current Period Liquidation Loss Amounts                                                         51,834.74
   Current Period Investor Certificate Liquidation Loss Amounts                                    50,072.36
   Accumulated Charge Off Amounts                                                                       0.00
   Accumulated Liquidation Loss Amounts                                                           467,693.98
   Accumulated Investor Certificate Liquidation Loss Amounts                                      453,315.55

   ---------------------------------------------------------------------------------------------------------
   30-59 Days Delinquent
     # of Accounts                                                                                       121
     Principal Balance                                                                          3,214,897.21

   60-89 Days Delinquent
     # of Accounts                                                                                        31
     Principal Balance                                                                            905,335.67

   90 and Greater Days Delinquent
     # of Accounts                                                                                        29
     Principal Balance                                                                            925,507.01

   REO
     # of Accounts                                                                                         1
     Principal Balance                                                                             48,017.56
   ---------------------------------------------------------------------------------------------------------


   Outstanding Payments/Reimbursements

   Unpaid Carryover Amounts                                                                             0.00

   Unreimbursed Servicer Advances                                                                       0.00

   Unreimbursed Liquidation Loss Amount                                                                 0.00

   Defective/Eligible Substitute Mortgage Loans

   Current Period Aggregate
   Defective Mortgage Loans                                                                     1,128,970.82

   Current Period Aggregate
   Eligible Substitute Mortgage Loans                                                                   0.00




   Signet Bank, as Seller and Servicer

   Signed___________________________
   Name: Suzanne Bachman
   Title: Sr. Vice President